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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                      October 28, 1998 (October 23, 1998)


                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
            (Exact Name of Registrant as Specified in Its Charter)



      Pennsylvania                 0-11053                      23-2093008
(State of incorporation     (Commission File Number)        (I.R.S. Employer
    or organization)                                        Identification No.)


                                 100 CTE Drive
                             Dallas, PA 18612-9774
   (Address, including zip code of Registrant's principal executive offices)


      Registrant's telephone number, including area code: (717) 674-2700

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Item 5:   Other Events

     The Registrant issued a press release on October 26, 1998. The text of such release was as follows:

"Contact:      David G. Weselcouch
          (717) 674-2805

                  CTE SUCCESSFULLY CONCLUDES RIGHTS OFFERING

Company Raises Approximately $77 Million in Accordance with its
Recapitalization Plan

     DALLAS, PA - October 23, 1998 - Commonwealth Telephone Enterprises, Inc. (the "Company") (NASDAQ: CTCO, CTCOB) announced that its rights offering of
3.69 million shares of its Common Stock expired at 5:00 p.m. EST today and that shareholders fully subscribed for all shares of Common Stock offered. Shareholders of record at the close of business on September 25, 1998, received one transferable subscription right for every five shares of Common Stock or Class B Common Stock held. Rights holders were permitted to purchase one share of Common Stock for each right held at a subscription price of $21.25 per share.

     Each right also carried the right to "oversubscribe" at the subscription price for shares of Common Stock that were not purchased pursuant to the initial exercise of rights. There were many more shares requested pursuant to the oversubscription privilege than there were shares available. The available shares will be allocated to the holders exercising the oversubscription privilege pro rata based on the number of shares requested. Although final allocations are not expected to be completed for several days, it is anticipated that each holder exercising the oversubscription privilege will receive approximately 10% of the shares requested.

     The Company expects to use the net proceeds from the rights offering, which are approximately $77 million, to repay outstanding indebtedness. The rights offering was the last step for the Company in the recapitalization plan that resulted in the Company spinning off its former subsidiaries RCN Corporation (NASDAQ:RCNC) and Cable Michigan, Inc. (NASDAQ:CABL).

     Level 3 Telecom Holdings, Inc. ("LTTH"), which owned approximately 48% of the outstanding Common Stock and approximately 49% of the outstanding Class B Common Stock prior to the rights offering, exercised the 1,776,065 rights it received in respect of the shares it held.

About CTE

     Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., is a diversified telecommunications company providing advanced solutions to deliver communications, information and entertainment services to business and residential users in select United States markets.

     CTE is organized into two principal operating segments: Commonwealth Telephone Company ("CT"), the nation's 11th largest independent incumbent local exchange carrier ("ILEC") which has been operating in various rural Pennsylvania markets since 1897, and CTSI, Inc. ("CTSI"), a competitive local exchange carrier ("CLEC") which formally commenced operations in 1997. Additionally, CTE operates three support businesses that provide expertise to its two principal operating segments. These businesses consist of Commonwealth Communications, a telecommunications engineering and consulting business, epix Internet Services (www.epix.net) and Commonwealth Long Distance Company.

     A web site featuring current information regarding CTE can be reached at www.ct.enterprises.com."


Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

     10.01 Registration Rights Agreement dated October 23, 1998, among the Registrant, Walter Scott, Jr., James Q. Crowe and David C. McCourt.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.



                                  COMMONWEALTH TELEPHONE ENTERPRISES, INC.


                                  By:  /s/ Bruce C. Godfrey
                                     ------------------------------------------
                                       Name:     Bruce C. Godfrey
                                       Title:    Executive Vice President and
                                                 Chief Financial Officer


Date: October 28, 1998